UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 25, 2006

Compex Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-9407	41-0985318
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1811 Old Highway 8, New Brighton, Minnesota		55112
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(651) 631-0590

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 31, 2006, Compex Technologies, Inc. signed an amendment to the employment agreement with Dan Gladney, its Chief Executive Officer, and on Wednesday January 25, 2006 signed an amendment to the severance pay agreement with Wayne Chrystal, its Vice President of Manufacturing. Both amendments make clear that compensation due after termination of employment may not be paid beyond March 15 of the year following the year in which it becomes vested in order to comport with proposed regulations under Section 409A of the Internal Revenue Code. In addition, the amendment to Mr. Gladney’s employment agreement makes clear that, in connection with the pending merger with Encore Medical Corporation, he will be entitled to severance equal to twice his annual salary plus a pro rata portion of his bonus if he resigns at any time within 60 days after shareholder approval of the merger and waiver by Encore of conditions to closing. The amendment to Mr. Chrystal’s severance pay agreement also clarifies that a relocation of his employment by more than 50 miles after a change of control would constitute "good reason" for a voluntary termination under which he would be entitled to severance.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Compex Technologies, Inc.

January 31, 2006	By:	Scott P. Youngstrom

Name: Scott P. Youngstrom
Title: VP of Finance, Chief Financial Officer